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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1999, relating to the financial statements and financial statement schedules, which appears in Axent Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.



PricewaterhouseCoopers LLP
McLean, Virginia
July 21, 1999